Ronald R. Chadwick, P.C.
                       Certified Public Accountant
                         2851 South Parker Road
                                Suite 720
                        Aurora, Colorado  80014
                          Phone (303)306-1967
                          Fax (303)306-1944


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Registration Statement of NYC MODA INC. on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated June 15, 2011 on the balance sheet of NYC MODA INC. as at April 30, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from March 30, 2011 (date of inception) through April 30, 2011.

In addition, I consent to the reference to me under the heading
"Experts" in the Registration Statement.

                           RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 12, 2011           /s/Ronald R. Chadwick, P.C.
                        ----------------------------

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